Exhibit 99.1
News Release
For Immediate Release: August 29, 2017
H&R Block Announces Fiscal 2018 First Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal 2018 first quarter ended July 31, 2017. The company normally reports a fiscal first quarter loss due to the seasonality of its tax business. The fiscal first quarter typically represents less than 5% of annual revenues and less than 15% of annual expenses.
Fiscal First Quarter Highlights1

▪	Fiscal first quarter financial results were largely in line with expectations

▪	Revenues increased $13 million, or 10%, to $138 million primarily due to increased U.S. Assisted tax preparation fees and revenues from the Peace of Mind® Extended Service Plan product

▪	Year-over-year reduction in average outstanding shares and a lower effective tax rate, both of which negatively impact those quarters with a net loss, resulted in an increase in loss per share

▪	Jeff Jones appointed president and CEO effective October 9, 2017

"We are building on our momentum from fiscal 2017 to deliver another successful tax season for both our clients and our shareholders," said Tom Gerke, H&R Block's interim president and chief executive officer. "The management team has been hard at work to execute against our plans and we’re excited to have Jeff Jones, a strong and experienced leader, join us as our new CEO."
Fiscal 2018 First Quarter Results From Continuing Operations

(in millions, except EPS)	Fiscal Year 2018	Fiscal Year 2017
Revenue	$138	$125
Pretax Loss	$(205)	$(204)
Net Loss	$(128)	$(121)
Weighted-Avg. Shares - Diluted	207.9	220.5
EPS[2]	$(0.62)	$(0.55)
EBITDA[3]	$(140)	$(141)

"Our fiscal first quarter results were in line with expectations and reflect the seasonality of our business," said Tony Bowen, H&R Block's chief financial officer. "Our preparation for the upcoming tax season is progressing well and we look forward to sharing more detail regarding our financial outlook during our second quarter earnings call."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.
3 The company reports non-GAAP financial measures of performance, including earnings before interest, tax, depreciation, and amortization (EBITDA), which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Key Financial Metrics

▪	Total revenues increased $13 million, or 10%, to $138 million primarily due to increased U.S. Assisted tax preparation fees and revenues from the Peace of Mind® Extended Service Plan product.

▪	Total operating expenses increased $13 million, or 4%, to $323 million primarily due to occupancy, amortization, and compensation costs.

▪
Pretax loss increased $2 million to $205 million. Increases in total revenues were offset by increases in total operating expenses, resulting in a pretax loss increase primarily due to a decline in other income related to the sale of the mortgage loan portfolio in fiscal 2017.

▪
Loss per share from continuing operations increased $0.07 to $0.62. Approximately half of the increase was due to the reduction in share count, which will be accretive on a full year basis, but negatively impacts those quarters with a net loss. The remainder of the change in loss per share was due to the decrease in the income tax benefit.

Dividends
As previously announced, a quarterly cash dividend of $0.24 per share is payable on October 2, 2017 to shareholders of record as of September 13, 2017. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
Discontinued Operations
Sand Canyon Corporation's accrual for contingent losses related to representation and warranty claims remained unchanged from the prior fiscal quarter at $4.5 million as of July 31, 2017.
Leadership Transition
On August 22, 2017, the company announced that Jeff Jones has been appointed H&R Block’s president and chief executive officer, effective October 9, 2017. Details regarding his appointment were included in a press release on August 22, 2017 and in a Form 8-K filed with the Securities and Exchange Commission on the same day.
Conference Call
Discussion of the fiscal 2018 first quarter results, future outlook, and a general business update will occur during the company’s previously announced fiscal first quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on August 29, 2017. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (855) 702-5257 or International (213) 358-0868
Conference ID: 46876633
The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.

A replay of the call will be available beginning at 7:30 p.m. Eastern time on August 29, 2017, and continuing until September 29, 2017, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 46876633. The webcast will be available for replay August 30, 2017 at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2017, H&R Block had annual revenues of over $3 billion with 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 in the section entitled "Risk Factors” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2017	2016

REVENUES:
Service revenues	$124,695	$112,384
Royalty, product and other revenues	13,107	12,801
	137,802	125,185
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	55,592	52,355
Occupancy and equipment	98,467	94,425
Provision for bad debt	2,459	1,417
Depreciation and amortization	28,616	27,467
Other	42,581	35,422
	227,715	211,086
Selling, general and administrative:
Marketing and advertising	7,104	7,561
Compensation and benefits	56,373	57,522
Depreciation and amortization	14,982	13,815
Other selling, general and administrative	16,790	19,925
	95,249	98,823
Total operating expenses	322,964	309,909

Other income (expense), net	1,220	2,641
Interest expense on borrowings	(21,277)	(21,466)
Loss from continuing operations before income tax benefit	(205,219)	(203,549)
Income tax benefit	(77,401)	(82,523)
Net loss from continuing operations	(127,818)	(121,026)
Net loss from discontinued operations	(2,749)	(2,647)
NET LOSS	$(130,567)	$(123,673)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.62)	$(0.55)
Discontinued operations	(0.01)	(0.01)
Consolidated	$(0.63)	$(0.56)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	207,935	220,484

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	July 31, 2017	July 31, 2016	April 30, 2017

ASSETS
Cash and cash equivalents	$551,566	$306,871	$1,011,331
Cash and cash equivalents — restricted	116,594	122,025	106,208
Receivables, net	91,004	103,425	162,775
Prepaid expenses and other current assets	74,776	76,052	65,725
Total current assets	833,940	608,373	1,346,039
Mortgage loans held for investment, net	—	192,375	—
Property and equipment, net	253,255	284,114	263,827
Intangible assets, net	393,972	419,909	409,364
Goodwill	493,991	470,942	491,207
Deferred tax assets and income taxes receivable	54,348	90,498	83,728
Other noncurrent assets	102,742	97,331	99,943
Total assets	$2,132,248	$2,163,542	$2,694,108
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$161,751	$157,085	$217,028
Accrued salaries, wages and payroll taxes	35,063	43,516	183,856
Accrued income taxes and reserves for uncertain tax positions	176,909	216,390	348,199
Current portion of long-term debt	992	864	981
Deferred revenue and other current liabilities	187,791	191,304	189,216
Total current liabilities	562,506	609,159	939,280
Long-term debt	1,493,422	1,491,790	1,493,017
Reserves for uncertain tax positions	159,233	116,709	159,085
Deferred revenue and other noncurrent liabilities	131,415	145,691	163,609
Total liabilities	2,346,576	2,363,349	2,754,991
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,462	2,582	2,462
Additional paid-in capital	746,761	748,924	754,912
Accumulated other comprehensive loss	(12,837)	(14,804)	(15,299)
Retained deficit	(229,647)	(180,631)	(48,206)
Less treasury shares, at cost	(721,067)	(755,878)	(754,752)
Total stockholders' equity (deficiency)	(214,328)	(199,807)	(60,883)
Total liabilities and stockholders' equity	$2,132,248	$2,163,542	$2,694,108

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended July 31,	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(130,567)	$(123,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,598	41,282
Provision for bad debt	2,459	1,417
Deferred taxes	20,796	6,274
Stock-based compensation	4,816	5,541
Changes in assets and liabilities, net of acquisitions:
Receivables	64,985	49,220
Prepaid expenses and other current assets	(8,695)	(9,173)
Other noncurrent assets	5,499	4,059
Accounts payable and accrued expenses	(66,729)	(98,785)
Accrued salaries, wages and payroll taxes	(149,441)	(118,040)
Deferred revenue and other current liabilities	464	(38,022)
Deferred revenue and other noncurrent liabilities	(32,510)	(28,080)
Income tax receivables, accrued income taxes and income tax reserves	(149,542)	(144,249)
Other, net	(14,248)	(5,735)
Net cash used in operating activities	(409,115)	(457,964)

CASH FLOWS FROM INVESTING ACTIVITIES:
Principal payments and sales of mortgage loans and real estate owned, net	—	9,573
Capital expenditures	(13,094)	(6,246)
Payments made for business acquisitions, net of cash acquired	(1,440)	(1,635)
Franchise loans funded	(4,527)	(2,219)
Payments received on franchise loans	4,727	6,473
Other, net	1,371	(868)
Net cash provided by (used in) investing activities	(12,963)	5,078

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(49,905)	(48,514)
Repurchase of common stock, including shares surrendered	(7,508)	(45,312)
Proceeds from exercise of stock options	27,418	1,639
Other, net	2,545	(24,779)
Net cash used in financing activities	(27,450)	(116,966)

Effects of exchange rate changes on cash	149	(2,163)

Net decrease in cash, cash equivalents and restricted cash	(449,379)	(572,015)
Cash, cash equivalents and restricted cash, beginning of period	1,117,539	1,000,911
Cash, cash equivalents and restricted cash, end of period	$668,160	$428,896

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$57,901	$61,289
Interest paid on borrowings	15,519	15,519
Accrued additions to property and equipment	4,757	10,147
Accrued purchase of common stock	—	8,895

Note: Effective May 1, 2017, we adopted the provisions of Accounting Standards Update No. 2016-18,"Restricted Cash (a consensus of the FASB Emerging Issues Task Force)," (ASU 2016-18) on a retrospective basis. Accordingly, the statements of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents per ASU 2016-18. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2017	2016
REVENUES:
U.S. assisted tax preparation fees	$29,963	$25,429
U.S. royalties	6,967	6,525
U.S. DIY tax preparation fees	3,226	2,914
International revenues	40,417	38,875
Revenues from Refund Transfers	2,816	3,234
Revenues from Emerald Card®	14,987	13,065
Revenues from Peace of Mind® Extended Service Plan	31,943	27,031
Interest and fee income on Emerald Advance	664	804
Other	6,819	7,308
	137,802	125,185
Compensation and benefits:
Field wages	48,123	45,043
Other wages	43,197	42,100
Benefits and other compensation	20,645	22,734
	111,965	109,877
Occupancy and equipment	98,199	94,371
Marketing and advertising	7,104	7,561
Depreciation and amortization	43,598	41,282
Bad debt	2,459	1,417
Supplies	2,734	2,077
Other	56,905	53,324
Total operating expenses	322,964	309,909

Other income (expense), net	1,220	2,641
Interest expense on borrowings	(21,277)	(21,466)
Pretax loss	(205,219)	(203,549)
Income tax benefit	(77,401)	(82,523)
Net loss from continuing operations	(127,818)	(121,026)
Net loss from discontinued operations	(2,749)	(2,647)
NET LOSS	$(130,567)	$(123,673)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.62)	$(0.55)
Discontinued operations	(0.01)	(0.01)
Consolidated	$(0.63)	$(0.56)

Weighted average basic and diluted shares	207,935	220,484

EBITDA from continuing operations (1)	$(140,344)	$(140,801)

(1)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

	Three months ended July 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2017	2016

Net loss - as reported	$(130,567)	$(123,673)
Discontinued operations, net	2,749	2,647
Net loss from continuing operations - as reported	(127,818)	(121,026)
Add back :
Income taxes of continuing operations	(77,401)	(82,523)
Interest expense of continuing operations	21,277	21,466
Depreciation and amortization of continuing operations	43,598	41,282
	(12,526)	(19,775)

EBITDA from continuing operations	$(140,344)	$(140,801)

	Three months ended July 31,
Supplemental Information	2017	2016

Stock-based compensation expense:
Pretax	$4,816	$5,541
After-tax	3,123	3,479
Amortization of intangible assets:
Pretax	$19,235	$17,986
After-tax	12,472	11,293

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We may consider whether significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA from continuing operations. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.